Exhibit 10.12

Exclusive Sub-license Agreement

between

9 Webzen Limited

(Sub-licensor)

and

9Webzen (Shanghai) Co., Ltd.

(Sub-licensee)

for

Network Game MU Software

January 29, 2003

Exclusive Sub-license Agreement for Software

This Exclusive Sub-license Agreement for Software (hereinafter this “Agreement”) is entered into in Shanghai of the People’s Republic of China (hereinafter “PRC”) as of January 29, 2003 by and between the following two Parties:

(1)	9 Webzen Limited, a company incorporated and existing under the laws of Hong Kong, with its registered address at Room 1921-25 Park In Commercial Centre, 56 Dundas Street, Hong Kong SAR (hereinafter “Sub-licensor”); and

(2)	9Webzen (Shanghai) Co., Ltd., a wholly foreign invested company incorporated and existing under the laws of the PRC, with its registered address at 638-11, 2nd Building, No. 351 Guoshoujing Road, Zhangjiang Hi-tech Park, Shanghai, PRC (hereinafter “Sub-licensee”).

WHEREAS:

(1)	Sub-licensor entered into a Software License Agreement (hereinafter the “License Agreement”) on September 10, 2002 with Webzen Inc. (hereinafter the “Software Owner”), a company incorporated and existing under the laws of Korea and the owner of the Software (as defined below). In accordance with the License Agreement, Sub-licensor has already duly acquired the right of exclusive license to use the Software in China (hereinafter the “Exclusive License Right”);

(2)	In accordance with Article 2.5 of the License Agreement, the Software Owner agrees unconditionally that the Sub-licensor may sublicense its Exclusive License Right to the Software under the License Agreement to its wholly invested company incorporated in China;

(3)	The Sub-licensee is a wholly foreign invested company incorporated in Shanghai, the PRC established and wholly owned by the Sub-licensor, with its business scope including the development, design and manufacture of computer software, sale of self-manufactured products and provision of after-sale services and related technical consultancies (with Business Permits where such are required);

(4)	The Sub-licensor agrees, in accordance with authorization under the License

Agreement, grant to the Sub-licensee free of charge the exclusive and non-transferable right of sub-license to use exclusively the Software in the Licensed Area (as defined below) during the Licensed Term (as defined below) pursuant to the terms and conditions hereof ; and

(5)	The Software does not fall within the category of technology prohibited or restricted for import under the laws of the PRC.

The Parties hereby have reached the following agreement:

Article 1 - Definition

1.1	Except as otherwise construed in the context, the following terms in this Agreement shall be interpreted to have the following meanings:

“Effective Date” shall mean the date on which this Agreement is executed.

“Loss” shall mean any damages, losses, fees, claims or expenses incurred to or paid by the relevant Party.

“Notices” shall mean any notices, requests, consents, approvals or other communications sent or received under this Agreement.

“Person” shall mean the directors, employees, agents or subcontractors of the relevant Party.

“Services” shall mean the services to be provided by the Sub-licensee itself or its authorized qualified third party in relation to the Software in the Licensed Area (as defined below) in accordance with the provisions hereof, including but not limited to:

(a)	subject to the Chinese government supervision in respect of electronic publications, to sell or distribute as attached gift in the Licensed Area the customer-end software of the Software in the form of electronic publications;

(b)	subject to the Chinese government supervision in respect of network game operations, to operate the Software on the internet, as to provide network game operation services to the game customers of the Software in the Licensed Area; and

(c)	to provide related support services to the game customers of the Software.

“Software” shall mean the commercial three-dimensional network game MU and all its upgraded versions (executable versions only), including all programs, arithmetic, technology, processing, methods, know-how and other information contained therein and the Materials (as defined below) and Intellectual Property Rights (as defined below) incidental thereto or incorporated therein. “Software” shall also mean all information and Derivative Materials (as defined below) necessary for the Sub-licensee to exercise effectively its sublicense rights hereunder.

“Materials” shall mean the guidance, user’s manual or other documents, whether in writing or electronic reading forms, issued or upgraded by the Software Owner from time to time for the purpose of the Sub-licensor’s use of the Software.

“Derivative Materials” shall mean (i) in respect of Materials under copyright protection or registered or unregistered design protection, any work product derived from one or more products based on the Software, such as amendment, improvement, upgrading, translation, deletion, compression, expansion, integration, edition or any other forms which re-manufacture, change or adapt the originally existing products; and (ii) in respect of Materials under protection as commercial secrets, any new Materials, information or data in relation with the Software or originated from the Software, including new Materials which are possibly under the protection of copyright, patent or other proprietary rights. The Derivative Materials shall also include the Localized Versions.

“Localized Versions” shall have the meaning ascribed thereto in Article 2.1.

“Licensed Area” shall mean the People’s Republic of China.

“Licensed Term” shall mean the period commencing from January 29, 2003 to and ending on the date on which the License Agreement is terminated by the Software Owner and the Sub-licensor appropriately.

“Confidential Information” shall mean (1) any technical information or trade information in relation to the Software and its Localized Versions, Materials or Derivative Materials; (2) any commercial plans, business contracts, financial data and customer materials in relation to the promotion, sales and operations of the Software and its Localized Versions in the Licensed Area; (3) in respect of either Party to this Agreement, the commercial secrets, proprietary information and customer information of the other Party; and (4) in respect of either Party hereto, any materials or information expressly designated to be confidential information by the other Party hereto.

1.2	The references to any laws and regulations herein shall be deemed to be such laws and regulations as amended or re-promulgated from time to time, and in case that the explanation thereof is amended by other laws or regulations, shall include the references to such amendments (whether prior to or after the date hereof), and the references to such laws and regulations shall also include references to such re-promulgated laws and regulations (whether amended or not).

1.3	All references to an Article or Exhibit shall refer to the Article or Exhibit hereof, and except as otherwise stated in the context herein, the Exhibit of this Agreement shall be deemed to be a part hereof.

1.4	The title of this Agreement is inserted for convenience in reading only, and shall in no circumstances affect the interpretation hereof.

1.5	Words importing the singular shall include the plural and vice versa; words importing a gender shall include every gender. The term “Person” shall include in meaning legal entities, organizations with legal person status, governmental departments or institutions established or incorporated anywhere.

Article 2 – Grant of the Sub-license Right

2.1	Subject to the terms and conditions hereof, the Sub-licensor grants hereby exclusively the Sub-licensee a non-transferable right in respect of the Software, for the Sub-licensee to use, during the Licensed Term and in the Licensed Area, the Software for the following purposes:

(1)	to translate or make the Software into its Localized Version (the “Localized Version”) for the purpose of promotion, sale and operation of the Software in the Licensed Area;

(2)	to promote, sell and operate the Software and its Localized Version in the Licensed Area;

(3)	to provide the game customer with network game operations;

(4)	to further develop the Software and its Localized Version, including the creation of the Derivative Materials; and

(5)	to provide the game customer with support services in the Licensed Area.

2.2	The Sub-licensor grants hereby the Sub-licensee an exclusive and non-transferable right to use and amend the Materials for the purpose set out in Article 2.1 hereof.

2.3	In accordance with the authorization granted by the Software Owner to the Sub-licensor under Article 2.3 of the License Agreement, the Sub-licensor confirms hereby that the Sub-licensor may use, in accordance with the terms hereof and for the purpose of promotion and operation of the Localized Versions, the trademarks, trade-names and service marks in relation with the Software.

2.4	On the basis of the rights set out in Articles 2.1 to 2.3 above, the Sub-licensor further agrees hereby to grant the Sub-licensee any other rights and interests in relation with the Software which the Sub-licensor may obtain from the Software Owner under the License Agreement, for the Sub-licensee to exercise and enjoy the same.

2.5	Except for the methods or purposes set out hereunder, the Sub-licensee may not use the Software in any other method or for any other purpose, and prior to obtaining the written consents from the Software Owner and the Sub-licensor, the Sub-licensee shall not further sublicense to any other persons, organizations or social bodies the right to use the whole or part of the Software, Materials and/or Derivative Materials.

2.6	The Sub-licensee further agrees hereby that, apart from the restrictions and conditions expressed agreed to herein in respect of its use of the Software, it shall also be subject to the other conditions and terms in respect of the use of the Software under the License Agreement (if such provisions are applicable to it).

Article 3 – Approval, Registration and Filing of the Sub-license

3.1	The Parties hereto shall cooperate with each other to obtain, after the Effective Date, in respect of the use of the Software by sub-license hereunder as soon as possible the following governmental approvals, registrations and filings:

(1)	to carry out the registration filing for contract of technology importation with the competent department in charge of foreign economy and trade issues;

(2)	to obtain approval document from the Ministry of Culture in respect of imported network games; and

(3)	to handle other approval, registration or filing issues as required by the relevant Chinese governmental supervisory institutions from time to time.

Article 4 – Use by License Free of Charge

4.1	Both Parties hereto agree that the right to use the Software by license hereunder is granted by the Sub-licensor to the Sub-licensee free of charge, and the Sub-licensee is not obliged to pay any royalties to the Sub-licensor for its use of the Software in accordance with the terms and condition hereof. Both Parties hereto further agree that the arrangement for use of the Software free of charge hereunder shall be deemed as a deed of gift by the Sub-licensor to the Sub-licensee, with the value of the subject of such gift to be calculated, after evaluation by the qualified evaluation firm, into the capital accumulation fund of the Sub-licensee.

Article 5 –Ownership

5.1	The Sub-licensee shall only be entitled to the right to use the Software in accordance with this Agreement. The ownership of the Software and the intellectual property incorporated therein shall at any time belong to the Software Owner.

Article 6 – Technology Assistance

6.1	The Sub-licensor undertakes that, during the Licensed Term, it will endeavor to procure and coordinate for the Software Owner to provide according to Article 7 of the License Agreement the Sub-licensee with the technology assistance in respect of the Software, for the purpose that the Sub-licensee may use the Software and provide services fully and effectively.

6.2	The Sub-licensor shall provide promptly the Sub-licensee with any Materials, Derivative Materials or other technical information in relation with the use, maintenance, upgrading and amendment of the Software, which it may obtain from the Software Owner from time to time.

Article 7 – Term and Termination

7.1	The Parties agree that this Agreement shall become effective as of the Effective Date, with its legal binding force to take effect retrospectively on January 29, 2003. Unless this Agreement is terminated due to causes set out in Article 7.2 or 7.3, or according to Article 7.4 by the Parties through mutual agreement, this Agreement shall be effective continuously throughout the Licensed Term.

7.2	In case of any of the following circumstances, the suffering Party shall have the right to terminate this Agreement by written notice to the other Party:

(1)	either Party breaches any material provisions of this Agreement, while such breaching is not caused by the force majeure and the Defaulting Party (as defined below) fails to remedy such default within thirty (30) days of the issuance by the Non-defaulting Party (as defined below) of the written notice; or

(2)	in case that the conditions or circumstances of force majeure continue for more than six (6) months, which causes material loss of either Party in its capacity to perform its obligation hereunder, and the Parties fail to find a corresponding solution thereto.

7.3	In case of any of the following circumstances, this Agreement shall be terminated immediately:

(1)	either Party is bankrupt or in the process of liquidation or dissolution; or

(2)	the Sub-licensee is no longer a subsidiary wholly owned by the Sub-licensor.

7.4	This Agreement may also be terminated by the Parties through mutual agreement between them in writing.

Article 8 – Confidentiality Obligations

8.1	Notwithstanding the termination of this Agreement, the Parties shall keep in strict confidence the Confidential Information obtained during the performance of this Agreement. Except the disclosure to a third party with prior written consent of the other Party or in accordance with the provisions of relevant laws or regulations or as required for listing, the Party receiving the Confidential Information (the “Receiving Party”) shall not disclose the Confidential Information or any part thereof to any other third parties; the Receiving Party shall neither use or indirectly use the Confidential Information or any part thereof for any other purposes than the performance of this Agreement.

8.2	The following information shall not be the Confidential Information:

(1)	any information for which written proofs show that the Receiving Party has known the same before it receives it;

(2)	information which, without default on the Receiving Party, comes into the public domain or otherwise becomes available to the public; or

(3)	information which the Receiving Party legally obtains later through other means.

8.3	The Receiving Party may disclose the Confidential Information to its relevant employees, agents or professionals employed by it, provided that the Receiving Party shall ensure that such persons shall be also bound by this Agreement, keeping the Confidential Information in confidence, and shall only use such Confidential Information for the purposes of the performance of this Agreement.

Article 9 - Notice

9.1	Any notice, request, demand and other correspondences made as required by or in accordance with this Agreement shall be made in writing and delivered to the relevant Party.

9.2	The abovementioned notice or other correspondences shall be deemed to have been delivered when it is transmitted if transmitted by facsimile or telex; it shall be deemed to have been delivered when it is delivered if delivered in person; it shall be deemed to have been delivered five (5) days after posting the same if posted by mail.

Article 10 – Default Liability

10.1	The Parties agree and confirm that, if either Party (hereinafter the “Defaulting Party”) breaches substantially any of the warranties or undertakings made under this Agreement, or fails substantially to perform any of the obligations under this Agreement, such a breach shall constitute a default under this Agreement (hereinafter a “Default”), then the other non-defaulting Party (hereinafter the “Non-defaulting Party”) shall have the right to require the Defaulting Party to rectify such Default or take remedial measures within a reasonable period. If the Defaulting Party fails to rectify such Default or take remedial measures within such reasonable period or within thirty (30) days of the Non-defaulting Party notifying the Defaulting Party in writing and requiring it to rectify the Default, then the Non-defaulting Party shall have the right to terminate this Agreement and/or require the Defaulting Party to indemnify it for the damage.

10.2	The rights and remedies hereunder are accumulative, and shall not exclude any other rights and remedies provided by the laws.

10.2	Notwithstanding any other provisions herein, the validity of this Article shall stand disregarding the suspension or termination of this Agreement.

Article 11 – Force Majeure

In the event of earthquake, typhoon, flood, fire, war, computer virus, loophole in the design of tooling software, internet encountering a hacker, change of policies or laws, and other unforeseeable or unpreventable or unavoidable event of force majeure, which directly prevents a Party from performing this Agreement or performing the same on the agreed condition, the Party encountering such a force majeure event shall forthwith issue a notice by a facsimile and, within thirty (30) days, present the documents proving the details of such force majeure event and the reasons for which this Agreement is unable to be performed or is required to be postponed in its performance, and such proving documents shall be issued by the notarial office of the area where such force majeure event takes place. The Parties shall consult each other and decide whether this Agreement shall be waived in part or postponed in its performance with regard to the extent of impact of such force majeure event on the performance of this Agreement.

No Party shall be liable to compensate for the economic losses brought to other Party by the force majeure event.

Article 12 - Miscellaneous

12.1	This Agreement shall be prepared in the Chinese language in six (6) original copies, with each involved Party holding one (1) copy hereof and the remaining four (4) copies to be kept by the Sub-licensee for further use when handling the relevant approval, registration, filing formalities.

12.2	The formation, validity, execution, amendment, interpretation and termination of this Agreement shall be subject to the PRC Laws.

12.3	In case of any discrepancy between the terms hereof and those of the License Agreement, the Parties hereto agree that the License Agreement shall prevail, and they shall interpret and adjust such terms hereof in accordance with the relevant agreements in the License Agreement during the performance of this Agreement.

12.4	Any disputes arising hereunder and in connection herewith shall be settled through consultations between the Parties, and if the Parties cannot reach an agreement regarding such disputes within sixty (60) days of their occurrence, such disputes shall be submitted to China International Economic and Trade Arbitration Commission Shanghai Branch for arbitration in Shanghai in accordance with the arbitration rules of such Commission, and the arbitration award shall be final and binding on the Parties.

12.5	Any rights, powers and remedies empowered to either Party by any provisions herein shall not preclude any other rights, powers and remedies enjoyed by such Party in accordance with laws and other provisions under this Agreement, and the exercise of its rights, powers and remedies by a Party shall not preclude its exercise of its other rights, powers and remedies by such Party.

12.6	Any failure or delay by a Party in exercising any of its rights, powers and remedies hereunder or in accordance with laws (hereinafter the “Party’s Rights”) shall not lead to a waiver of such rights, and the waiver of any single or partial exercise of the Party’s Rights shall not preclude such Party from exercising such rights in any other way and exercising the remaining part of the Party’s Rights.

12.7	The titles of the Articles contained herein shall be for reference only, and in no circumstances shall such titles be used in or affect the interpretation of the provisions hereof.

12.8	Each provision contained herein shall be severable and independent from each of other provisions, and if at any time any one or more articles herein become invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions herein shall not be affected as a result thereof.

12.9	Any amendments or supplements to this Agreement shall be made in writing and shall take effect only when properly signed by the Parties to this Agreement.

12.10	No Party shall assign any of its rights and/or obligations hereunder to any third parties without the prior written consent from the other Party.

12.11	This Agreement shall be binding on the legal successors of the Parties.

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IN WITNESS HEREOF, the authorized representatives of the Parties have caused this Agreement to be executed as of the date and in the place first here above mentioned.

9 Webzen Limited

Signed by:	/s/ Zhu Jun

Name:	Zhu Jun

Position:	Authorized Representative

9Webzen (Shanghai) Co., Ltd.

Signed by:	/s/ He Xudong

Name:	He Xudong

Position:	Authorized Representative